UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

☒    Filed by Registrant

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☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☒    Definitive Additional Materials

☐    Soliciting Material under § 240.14a-12

Mammoth Energy Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Mammoth Energy Services, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Vote by Internet
- Go to **www.investorvote.com/TUSK**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Stockholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the Mammoth Energy Services, Inc. Stockholder Meeting to be Held on June 8, 2017

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication is NOT a form for voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

www.investorvote.com/TUSK

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.investorvote.com/TUSK**.

Step 2: Click on the icon on the right to view current meeting materials.

Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 26, 2017 to facilitate timely delivery.

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Stockholder Meeting Notice

Mammoth Energy Service, Inc.'s Annual Meeting of Stockholders will be held on June 8, 2017 at 3117 NW 137th Street, Oklahoma City, Oklahoma 73134, at 2:00 p.m. Oklahoma City Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board recommends a vote FOR all nominees named in Proposal 1 and FOR Proposal 2:

1. Election of Directors: 01 - Marc McCarthy, 02 - Arty Straehla, 03 - Paul Heerwagen, 04 - Arthur Smith, 05 - André Weiss and 06 - Matthew Ross
2. Proposal to ratify the appointment of Grant Thornton LLP as the Company's independent auditors for the year ending December 31, 2017.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Please refer to the proxy statement on additional requirements to attend the meeting.

Directions to the Mammoth Energy Services, Inc.'s 2017 Annual Meeting

Directions to the Mammoth Energy Services, Inc.'s 2017 Annual Meeting of Stockholders are available in the proxy statement, which can be viewed at www.investorvote.com/TUSK.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.investorvote.com/TUSK.** Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials Mammoth Energy Service, Inc." in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 26, 2017.

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